Exhibit 99.1

Microsoft Reports Record First-Quarter Revenue

Revenue surpasses $15 billion with healthy sales of enterprise software and Xbox 360 consoles

REDMOND, Wash.—Oct. 23, 2008—Microsoft Corp. today announced revenue of $15.06 billion for the fiscal quarter ended Sept. 30, 2008, a 9% increase over the same period of the prior year. Operating income, net income and diluted earnings per share for the quarter were $6.00 billion, $4.37 billion and $0.48, respectively.

Microsoft showed particular strength in multiyear annuity sales, which grew more than 20% during the quarter from the combined businesses of Client, Microsoft Business Division and Server and Tools.

“Our customers are asking how they can save money and do more with less,” said Kevin Turner, chief operating officer at Microsoft. “Microsoft is uniquely positioned to help our customers save money through supplier consolidation, increased productivity, and a low total cost of ownership through the depth and breadth of our product portfolio and solutions.”

Microsoft continued to add to its product and services portfolio with innovative offerings such as Microsoft SQL Server 2008, Microsoft Hyper-V Server 2008 and the first service update to Microsoft Dynamics CRM Online.

“In a challenging economic environment, the first-quarter results exhibit the strength and diversity of our business model,” said Chris Liddell, chief financial officer of Microsoft.

Business Outlook

Microsoft’s business outlook reflects a balance of risks and the likelihood of a continued economic slowdown. The trends seen late in the first-quarter are now forecasted to continue, whereas previous expectations were for the economy to improve in the second half of the fiscal year. In this economic environment, the company is focused on three main actions; working with customers to provide high value products at the lowest total overall cost of ownership, increasing focus on expense management and targeting investment into the highest priority strategic opportunities.

Microsoft management offers the following guidance for the quarter ending Dec. 31, 2008:

•	Revenue is expected to be in the range of $17.3 billion to $17.8 billion.

•	Operating income is expected to be in the range of $6.1 billion to $6.4 billion.

•	Diluted earnings per share are expected to be in the range of $0.51 to $0.53.

Management offers the following guidance for the full fiscal year ending June 30, 2009:

•	Revenue is expected to be in the range of $64.9 billion to $66.4 billion.

•	Operating income is expected to be in the range of $24.4 billion to $25.5 billion.

•	Diluted earnings per share are expected to be in the range of $2.00 to $2.10.

Liddell noted that “we feel extremely good about our relative competitive position and our ability to continue outgrowing IT spend. We believe our exceptionally strong cash flow, product pipeline and financial strength will allow us to weather economic conditions well.”

Webcast Details

Microsoft will hold an audio webcast at 2:30 p.m. PDT (5:30 p.m. EDT) today with Chris Liddell, senior vice president and chief financial officer, Frank Brod, corporate vice president and chief accounting officer, and Bill Koefoed, general manager of Investor Relations, to discuss details of the company’s performance for the quarter and certain forward-looking information. The webcast will be available for replay through the close of business on Oct. 23, 2009.

About Microsoft

Founded in 1975, Microsoft (Nasdaq “MSFT”) is the worldwide leader in software, services and solutions that help people and businesses realize their full potential.

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Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	challenges to Microsoft’s business model;

•	intense competition in all of Microsoft’s markets;

•	Microsoft’s continued ability to protect its intellectual property rights;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	the possibility of unauthorized disclosure of significant portions of Microsoft’s source code;

•	actual or perceived security vulnerabilities in Microsoft products that could reduce revenue or lead to liability;

•	government litigation and regulation affecting how Microsoft designs and markets its products;

•	Microsoft’s ability to attract and retain talented employees;

•	delays in product development and related product release schedules;

•	significant business investments that may not gain customer acceptance and produce offsetting increases in revenue;

•	changes in general economic conditions that affect our investment portfolio or demand for computer hardware or software;

•	adverse results in legal disputes;

•	unanticipated tax liabilities;

•	quality or supply problems in Microsoft’s consumer hardware or other vertically integrated hardware and software products;

•	impairment of goodwill or amortizable intangible assets causing a charge to earnings;

•	exposure to increased economic and regulatory uncertainties from operating a global business;

•	geopolitical conditions, natural disaster, cyberattack or other catastrophic events disrupting Microsoft’s business;

•	acquisitions and joint ventures that adversely affect the business;

•	improper disclosure of personal data could result in liability and harm to Microsoft’s reputation;

•	outages and disruptions of online services if Microsoft fails to maintain an adequate operations infrastructure;

•	sales channel disruption, such as the bankruptcy of a major distributor; and

•	Microsoft’s ability to implement operating cost structures that align with revenue growth.

For further information regarding risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on

Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations Web site at http://www.microsoft.com/msft.

All information in this release is as of Oct. 23, 2008. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Rapid Response Team, Waggener Edstrom Worldwide, (503) 443-7070, rrt@waggeneredstrom.com

For more information, financial analysts and investors only:

Bill Koefoed, general manager, Investor Relations, (425) 706-3703

Note to editors: If you are interested in viewing additional information on Microsoft, please visit the Microsoft Web page at http://www.microsoft.com/presspass on Microsoft’s corporate information pages. Web links, telephone numbers and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. PDT conference call with investors and analysts, is available at http://www.microsoft.com/msft.

Microsoft Corporation

Income Statements

(In millions, except per share amounts) ( Unaudited)

	Three Months Ended September 30,
	2008	2007
Revenue	$15,061	$13,762
Operating expenses:
Cost of revenue	2,848	2,675
Research and development	2,283	1,837
Sales and marketing	3,044	2,683
General and administrative	887	718

Total operating expenses	9,062	7,913

Operating income	5,999	5,849
Other income (expense)	(8)	367

Income before income taxes	5,991	6,216
Provision for income taxes	1,618	1,927

Net income	$4,373	$4,289

Earnings per share:
Basic	$0.48	$0.46

Diluted	$0.48	$0.45

Weighted average shares outstanding:

Basic	9,084	9,380

Diluted	9,183	9,513

Cash dividends declared per common share	$0.13	$0.11

Microsoft Corporation

Balance Sheets

(In millions)

	September 30, 2008	June 30, 2008 (1)
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,004	$10,339
Short-term investments (including securities pledged as collateral of $1,011 and $2,491)	11,718	13,323

Total cash, cash equivalents, and short-term investments	20,722	23,662
Accounts receivable, net of allowance for doubtful accounts of $168 and $153	9,535	13,589
Inventories	1,640	985
Deferred income taxes	1,974	2,017
Other	3,331	2,989

Total current assets	37,202	43,242
Property and equipment, net of accumulated depreciation of $6,622 and $6,302	6,552	6,242
Equity and other investments	4,381	6,588
Goodwill	12,291	12,108
Intangible assets, net	1,899	1,973
Deferred income taxes	1,041	949
Other long-term assets	1,751	1,691

Total assets	$65,117	$72,793

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,351	$4,034
Short-term debt	1,975	—
Accrued compensation	2,138	2,934
Income taxes	514	3,248
Short-term unearned revenue	11,815	13,397
Securities lending payable	1,070	2,614
Other	3,520	3,659

Total current liabilities	24,383	29,886
Long-term unearned revenue	1,662	1,900
Other long-term liabilities	5,478	4,721
Commitments and contingencies
Stockholders’ equity:
Common stock and paid-in capital - shares authorized 24,000; outstanding 8,977 and 9,151	61,655	62,849
Retained deficit, including accumulated other comprehensive income of $877 and $1,140	(28,061)	(26,563)

Total stockholders’ equity	33,594	36,286

Total liabilities and stockholders’ equity	$65,117	$72,793

(1)	Derived from audited financial statements

Microsoft Corporation

Cash Flows Statements

(In millions) (Unaudited)

	Three Months Ended September 30,
	2008	2007
Operations
Net income	$4,373	$4,289
Depreciation, amortization, and other noncash items	585	435
Stock-based compensation expense	443	333
Net recognized losses (gains) on investments and derivatives	36	(187)
Excess tax benefits from stock-based payment arrangements	(44)	(69)
Deferred income taxes	376	357
Unearned revenue	4,186	3,821
Recognition of unearned revenue	(6,044)	(4,965)
Accounts receivable	3,985	2,806
Other current assets	(558)	(235)
Other long-term assets	(116)	(11)
Other current liabilities	(4,552)	(1,189)
Other long-term liabilities	700	493

Net cash from operations	3,370	5,878
Financing
Proceeds from short-term debt	1,975	—
Common stock issued	228	646
Common stock repurchased	(6,493)	(2,930)
Common stock cash dividends	(998)	(938)
Excess tax benefits from stock-based payment arrangements	44	69

Net cash used in financing	(5,244)	(3,153)
Investing
Additions to property and equipment	(778)	(510)
Acquisition of companies, net of cash acquired	(377)	(5,396)
Purchases of investments	(4,246)	(5,997)
Maturities of investments	464	330
Sales of investments	7,075	9,120
Securities lending payable	(1,543)	196

Net cash from (used in) investing	595	(2,257)
Effect of exchange rates on cash and cash equivalents	(56)	58

Net change in cash and cash equivalents	(1,335)	526
Cash and cash equivalents, beginning of period	10,339	6,111

Cash and cash equivalents, end of period	$9,004	$6,637

Microsoft Corporation

Segment Revenue and Operating Income (Loss)

(In millions) (Unaudited)

	Three Months Ended September 30,
	2008	2007
Revenue
Client	$4,218	$4,139
Server and Tools	3,406	2,900
Online Services Business	770	671
Microsoft Business Division	4,949	4,117
Entertainment and Devices Division	1,814	1,929
Unallocated and other	(96)	6

Consolidated	$15,061	$13,762

Operating Income (Loss)
Client	$3,267	$3,388
Server and Tools	1,151	959
Online Services Business	(480)	(267)
Microsoft Business Division	3,311	2,700
Entertainment and Devices Division	178	167
Corporate-level activity	(1,428)	(1,098)

Consolidated	$5,999	$5,849